EXHIBIT 11
                            SPURLOCK INDUSTRIES, INC.
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

         The following table sets forth the reconciliation of the numerators and denominators of the basic and diluted earnings per share ("EPS") computations:


                                                                      Three Months Ended         Nine Months Ended
                                                                         September 30              September 30
                                                                      1998          1997         1998         1997
                                                                      ----          ----         ----         ----
Numerator:
     (a) Net income (loss) available to shareholders               $  200,409   $    6,947   $  239,715   $  371,361

Denominator:
         Weighted average shares outstanding                        6,573,639    6,573,639    6,573,639    6,573,639
                                                                   ----------   ----------   ----------   ----------

     (b) Basic EPS weighted average shares outstanding              6,573,639    6,573,639    6,573,639    6,573,639


         Effect of dilutive securities:
         Incremental shares attributable to the
           Stock Option Plan                                           10,509       10,509       10,509       10,509
                                                                   ----------   ----------   ----------   ----------

     (c) Diluted EPS weighted shares outstanding                    6,584,148    6,584,148    6,584,148    6,584,148

         Basic earnings per share (a/b)                            $     0.03   $     0.01   $     0.04   $     0.06
                                                                   ----------   ----------   ----------   ----------

         Diluted earnings per share (a/c)                          $     0.03   $     0.01   $     0.04   $     0.06
                                                                   ----------   ----------   ----------   ----------